RADIO ONE, INC.

and
THE GUARANTORS PARTY HERETO
12.5%/15.0% SENIOR SUBORDINATED NOTES DUE 2016

INDENTURE
Dated as of November 24, 2010

Wilmington Trust Company
as Trustee

CROSS-REFERENCE TABLE*
Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)(1)	7.01
(c)(2)	7.01
(e)	6.14
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.09
(a)(2)	6.12
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01	Definitions	1
Section 1.02	Other Definitions.
Section 1.03	Incorporation by Reference of Trust Indenture Act.
Section 1.04	Rules of Construction

ARTICLE 2 THE NOTES
Section 2.01	Form and Dating
Section 2.02	Execution and Authentication
Section 2.03	Registrar and Paying Agent
Section 2.04	Paying Agent to Hold Money in Trust
Section 2.05	Holder Lists
Section 2.06	Transfer and Exchange
Section 2.07	Replacement Notes.
Section 2.08	Outstanding Notes.
Section 2.09	Treasury Notes.
Section 2.10	Temporary Notes.
Section 2.11	Cancellation.
Section 2.12	Defaulted Interest.
Section 2.13	CUSIP/ISIN Numbers.

ARTICLE 3 REDEMPTION AND PREPAYMENT
Section 3.01	Notices to Trustee.
Section 3.02	Selection of Notes to Be Redeemed or Purchased.
Section 3.03	Notice of Redemption.
Section 3.04	Effect of Notice of Redemption.
Section 3.05	Deposit of Redemption Price.
Section 3.06	Notes Redeemed or Purchased in Part.
Section 3.07	Optional Redemption.
Section 3.08	Mandatory Redemption.
Section 3.09	Offer to Purchase by Application of Excess Proceeds.

ARTICLE 4 COVENANTS
Section 4.01	Payment of Notes.
Section 4.02	Maintenance of Office or Agency.
Section 4.03	Reports.
Section 4.04	Compliance Certificate.
Section 4.05	Taxes.
Section 4.06	Stay, Extension and Usury Laws.
Section 4.07	Restricted Payments.
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
Section 4.09	Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
Section 4.10	Transactions with Affiliates.
Section 4.11	Liens.
Section 4.12	Additional Guarantees.
Section 4.13	Business Activities.
Section 4.14	Corporate Existence.
Section 4.15	Asset Sales.
Section 4.16	Offer to Repurchase Upon Change of Control.
Section 4.17	Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries.
Section 4.18	Payments for Consent.
Section 4.19	Designation of Restricted and Unrestricted Subsidiaries.
Section 4.20	ROCH Ownership/TV One Ownership.
Section 4.21	Insurance.

ARTICLE 5 SUCCESSORS
Section 5.01	Merger, Consolidation or Sale of Assets.
Section 5.02	Successor Corporation Substituted.

ARTICLE 6 DEFAULTS AND REMEDIES
Section 6.01	Events of Default.
Section 6.02	Acceleration.
Section 6.03	Other Remedies.
Section 6.04	Waiver of Past Defaults.
Section 6.05	Control by Majority.
Section 6.06	Limitation on Suits.
Section 6.07	Rights of Holders of Notes to Receive Payment.
Section 6.08	Restoration of Rights and Remedies.
Section 6.09	Collection Suit by Trustee.
Section 6.10	Rights and Remedies Cumulative.
Section 6.11	Delay or Omission Not Waiver.
Section 6.12	Trustee May File Proofs of Claim.
Section 6.13	Application of Money Collected.
Section 6.14	Undertaking for Costs.

ARTICLE 7 TRUSTEE
Section 7.01	Duties of Trustee.
Section 7.02	Rights of Trustee.
Section 7.03	Individual Rights of Trustee.
Section 7.04	Trustee’s Disclaimer.
Section 7.05	Notice of Defaults.
Section 7.06	Reports by Trustee to Holders of the Notes.
Section 7.07	Compensation and Indemnity.
Section 7.08	Replacement of Trustee.
Section 7.09	Successor Trustee by Merger, etc.
Section 7.10	Eligibility; Disqualification.
Section 7.11	Preferential Collection of Claims Against the Issuer.

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01	Legal Defeasance and Discharge.
Section 8.02	Covenant Defeasance.
Section 8.03	Release of Guarantee and Liens.
Section 8.04	Conditions to Legal or Covenant Defeasance.
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Section 8.06	Repayment to the Issuer.
Section 8.07	Reinstatement.

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01	Without Consent of Holders of Notes.
Section 9.02	With Consent of Holders of Notes.
Section 9.03	Compliance with Trust Indenture Act.
Section 9.04	Revocation and Effect of Consents.
Section 9.05	Notation on or Exchange of Notes.
Section 9.06	Trustee to Sign Amendments, etc.

ARTICLE 10 SUBORDINATION
Section 10.01	Agreement to Subordinate.
Section 10.02	Liquidation; Dissolution; Bankruptcy.
Section 10.03	Default on Designated Senior Debt.
Section 10.04	Acceleration of Notes.
Section 10.05	When Distribution Must Be Paid Over.
Section 10.06	Notice by Issuer.
Section 10.07	Subrogation.
Section 10.08	Relative Rights.
Section 10.09	Subordination May Not Be Impaired by Issuer.
Section 10.10	Distribution or Notice to Representative.
Section 10.11	Rights of Trustee and Paying Agent.
Section 10.12	Authorization to Effect Subordination.
Section 10.13	Amendments.

ARTICLE 11 GUARANTEES
Section 11.01	Guarantee.
Section 11.02	Subordination of Guarantee.
Section 11.03	Limitation on Guarantor Liability.
Section 11.04	Execution and Delivery of Guarantee.
Section 11.05	Subrogation.
Section 11.06	Benefits Acknowledged.
Section 11.07	Releases of Guarantees.

ARTICLE 12 SATISFACTION AND DISCHARGE
Section 12.01	Satisfaction and Discharge.
Section 12.02	Application of Trust Money.

ARTICLE 13 MISCELLANEOUS
Section 13.01	Trust Indenture Act Controls.
Section 13.02	Notices.
Section 13.03	Communication by Holders of Notes with Other Holders of Notes.
Section 13.04	Certificate and Opinion as to Conditions Precedent.
Section 13.05	Statements Required in Certificate or Opinion.
Section 13.06	Rules by Trustee and Agents.
Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders.
Section 13.08	Governing Law.
Section 13.09	Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.
Section 13.10	No Adverse Interpretation of Other Agreements.
Section 13.11	Successors.
Section 13.12	Severability.
Section 13.13	Counterpart Originals.
Section 13.14	Table of Contents, Headings, etc.
Section 13.15	Force Majeure.
Section 13.16	Patriot Act.

EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of November 24, 2010, among Radio One, Inc., a Delaware corporation, as obligor (the “Issuer”), certain of the Issuer’s domestic subsidiaries, as Guarantors, and Wilmington Trust Company, as trustee (the “Trustee”).

The parties mutually covenant and agree for benefit of each other and for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“6 3/8% Senior Subordinated Notes” means the Issuer’s 6 3/8% Senior Subordinated Notes due 2013.

“8 7/8% Senior Subordinated Notes” means the Issuer’s 8 7/8% Senior Subordinated Notes due 2011.

“Acquired Debt” means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person;

(2)	Indebtedness assumed by the specified Person in connection with the acquisition of assets from another Person; and

(3)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Entity” means any Person who, directly or indirectly, has the ability to elect one or more of the members of the Board of Directors of the Issuer or any Parent Company.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedure” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)
the sale, lease, conveyance or other disposition of any properties or assets (including, without limitation, by means of a sale and leaseback transaction) outside the ordinary course of business; provided that the disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.16 hereof and/or Section 5.01 hereof and not by Section 4.15 hereof; and

(2)
the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries or the sale by ROCH of any Equity Interests of TV One (other than directors’ qualifying shares, shares required by applicable law to be held by a Person other than the Issuer or any of its Restricted Subsidiaries).

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves properties or assets or Equity Interests having a Fair Market Value of less than $1.0 million;

(2)	a transfer of assets by the Issuer to any Wholly Owned Restricted Subsidiary or by any Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to a Wholly Owned Restricted Subsidiary;

(4)	the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	the making of a Restricted Payment that is permitted by the provisions of Section 4.07 hereof or the making of a Permitted Investment;

(7)	the sale and leaseback of any assets within 90 days of the acquisition thereof;

(8)	a disposition of assets that are no longer used or useful in the business of such entity;

(9)	licensing of intellectual property in the ordinary course of business;

(10)	the creation or perfection of a Permitted Lien (but not the sale or other disposition of the properties or assets subject to such Lien);

(11)	foreclosures on assets;

(12)	Asset Swaps; and

(13)	surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Asset Swap” means any transfer of assets of the Issuer or any Restricted Subsidiary to any Person other than an Affiliate of the Issuer or such Restricted Subsidiary in exchange for assets of such Person if:

(1)
such exchange would qualify, whether in part or in full, as a like  kind exchange pursuant to Section 1031 of the Code; provided that nothing in this definition shall require the Issuer or any Restricted Subsidiary to elect that Section 1031 of the Code be applicable to any Asset Swap;

(2)	the Fair Market Value of any property or assets received is at least equal to the Fair Market Value of the property or assets so transferred; and

(3)
to the extent applicable, any “boot” or other assets received by the Issuer or any Restricted Subsidiary is directly related to, and/or consists of Equity Interests issued by a Person in, a Permitted Business and any Net Proceeds from the disposition of such boot or other assets are applied as required by Section 4.15 hereof.

“Authorizations” means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC.

“Bankruptcy Law” means Title 11, U.S. Bankruptcy Code, as amended, or any similar federal or state law relating to bankruptcy, insolvency, receivership, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership or a limited liability company, the board of directors or similar body of the general partner or managers of such entity; and

(3)	with respect to any other entity, the functional equivalent of the foregoing,

or, in each case of clause (1), (2) and (3), other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with the GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the property or assets (and proceeds thereof) being leased.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government  having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities of one year or less and overnight bank deposits, in each case, with any lender party to the Existing Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party or a Permitted Group;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that more than 50% of the Voting Stock of the Issuer or any Parent Company, measured by voting power, rather than number of shares, is Beneficially Owned, directly or indirectly, by any Person other than any Parent Company, the Principals and their Related Parties or a Permitted Group; or

(4)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, orders, decisions and published policies thereunder.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, without duplication, the Consolidated Net Income of such Person:

(1)	plus, in each case determined on a consolidated basis in accordance with GAAP and only to the extent deducted in determining Consolidated Net Income,

(a)	Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains (or losses));

(b)	Consolidated Interest Expense;

(c)	Consolidated Non-cash Charges;

(d)	any expenses or charges related to the Transactions or any equity offering (whether or not successful);

(e)	any extraordinary or non-recurring charges, costs or expenses; and

(f)	interest incurred in connection with Investments in discontinued operations;

(2)	minus

(a)
non-cash items increasing such Consolidated Net Income, other than (i) the accrual of revenue in the ordinary course of business and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges; and

(b)	barter revenues to the extent such barter revenues were included in computing such Consolidated Net Income.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period the interest expense of such Person, its Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, the TV One Percentage of the interest expense of TV One and its Subsidiaries, in each case for such period as determined on a consolidated basis in accordance with GAAP (whether paid or accrued and whether or not capitalized), including without duplication:

(1)	any amortization of debt discount;

(2)	non-cash interest expense, including any interest paid in kind by the issuance of additional Indebtedness;

(3)	the net cost under Hedging Obligations (including any amortization of discounts);

(4)	the interest portion of any deferred payment obligation;

(5)
all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing or similar activities (including, without limitation, agency fees, commitment fees and similar fees);

(6)	the interest component of Capital Lease Obligations;

(7)	the interest expense on any Indebtedness guaranteed by such Person and its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or any of its Restricted Subsidiaries; and

(8)	any cash dividends paid or payable on any Designated Preferred Stock.

“Consolidated Net Income” means, with respect to any Person, for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)
all extraordinary or unusual gains and extraordinary or unusual losses (in each case, net of fees and expenses relating to the transaction giving rise thereto), together with any related provision for taxes on such gains and losses;

(2)
the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)
gains or losses in respect of any Asset Sales or sale or other disposition of assets or Equity Interests outside the ordinary course of business after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after tax basis;

(4)	the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after tax basis;

(5)
solely for purposes of Section 4.07 hereof, the net income (but not loss) of any Restricted Subsidiary of such Person to the extent the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members, except to the extent of any dividends or other distributions or payments actually paid to such Person or any of its Restricted Subsidiaries and not already included in the Consolidated Net Income of such Person;

(6)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7)	any fees and expenses, including deferred finance costs, paid in connection with the Transactions (including, without limitation, ratings agency fees);

(8)	non-cash compensation charges or expenses, including those incurred in connection with any issuance of Equity Interests;

(9)	non-cash gains and losses attributable to movement in the mark to market valuation of Hedging Obligations pursuant to Statement of Financial Accounting Standards No. 133; and

(10)	any net after tax gains or losses attributable to the early extinguishment of Indebtedness (in each case, net of fees and expenses relating to the transaction giving rise thereto).

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including, without limitation, (i) amortization of goodwill, programming costs, barter expenses and other intangibles and (ii) the effect of any non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of Statement of Financial Accounting Standards Nos. 141, 142 or 144 and any other non-cash items resulting from any amortization, write-up, write-down or write-off of assets or liabilities (including deferred financing costs and the effect of straight-lining of rents as a result of purchase accounting adjustments) in connection with any future acquisition, disposition, merger, consolidation or similar transaction, but excluding amortization of pre-paid cash expenses that were paid in a prior period) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP excluding any such charges which require an accrual of or a reserve for cash charges for any future period.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of or nominated to such Board of Directors on the Issue Date; or

(2)
was nominated for election by either (a) one or more of the Principals or (b) the Board of Directors of the Issuer, a majority of whom were members of or nominated to the Board of Directors of the Issuer on the Issue Date or whose election or nomination for election was previously approved by one or more of the Principals Beneficially Owning at least 25% of the Voting Stock of the Issuer (determined by reference to voting power and not number of shares held) or such directors.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1605, Attention:  Patrick Healy, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Entity” means TV One at all times that the Issuer or any of its Restricted Subsidiaries is the Beneficial Owner of at least 10% of the outstanding Equity Interests of TV One and until such time as TV One becomes a Restricted Subsidiary under the terms of this Indenture.

“Designated Preferred Stock” means Preferred Stock of the Issuer (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary, Reach Media or, for so long as TV One remains a Designated Entity, TV One or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of the Restricted Payments Basket.

“Designated Senior Debt” means any Indebtedness outstanding under the Existing Credit Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or is convertible into or exchangeable for debt securities at any time prior to the date that is 91 days after the date on which the Notes mature or otherwise cease to be outstanding.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or a Restricted Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes will not constitute Disqualified Stock if the change of control or asset sale provisions applicable to such Disqualified Stock specifically provide that the Issuer or a Restricted Subsidiary will not repurchase or redeem any such Capital Stock unless such repurchase or redemption complies with Section 4.07 hereof.

The maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock.

“DTC” means The Depository Trust Company, its nominees and successors.

“DTV Investors” means collectively DIRECTV Programming Holdings I, Inc. and DIRECTV Programming Holdings II, Inc. and/or their permitted transferees.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Claims” means (1) Indebtedness under the Notes and the Guarantees and (2) all other Obligations related to the Indebtedness described in clause (1) above.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of the Issue Date, by and among the Issuer, as Borrower, Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association), as Administrative Agent, and the lenders party thereto, which amends and restates the Credit Agreement, dated as of June 13, 2005, by and among the Issuer, as Borrower, Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association), as Administrative Agent, Bank of America, N.A., as Syndication Agent, Credit Suisse, Merrill Lynch Capital Corp. and SunTrust Bank, as Co-Documentation Agents, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as Joint Lead Arrangers, and certain financial institutions named therein, as lenders, including any related guarantees, collateral documents, security agreements, mortgages, instruments and other agreements executed in connection therewith, as each may be amended, restated, modified, supplemented, renewed, extended, refunded, replaced or refinanced in whole or in part from time to time including upon the Issue Date (including any increase in the amount of available borrowings or obligations thereunder or addition of Restricted Subsidiaries as additional borrowers or guarantors thereunder) whether provided under one or more other credit agreements, financing agreements or otherwise and whether by the same or any other agent, lender or group of lenders; provided that, so long as any Notes are outstanding, no such increase may result in the principal amount of Indebtedness of the Issuer under the Existing Credit Agreement exceeding the amount specified in clause (1) of the definition of Permitted Debt, as such amount is reduced from time to time in accordance with such clause (1).

“Existing Subordinated Notes” means the 6 3/8% Senior Subordinated Notes and the 8 7/8% Senior Subordinated Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value will be determined in good faith by the Board of Directors of the Issuer, whose determination will be conclusive and evidenced by a Board Resolution; provided that the Board of Directors shall be permitted to consider the circumstances existing at the time; provided, further, however, that if the Fair Market Value of the property or assets in question is so determined to be in excess of $10.0 million, such determination must be confirmed by an Independent Qualified Party.

“FCC” means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

“FCC License” means any radio or television broadcast service, community antenna relay service, broadcast ancillary, earth station registration, business radio, microwave, special safety radio service license or other license, permit, authorization or certificate issued by the FCC pursuant to the Communications Act.

“Fiscal Quarter” means each three-month period beginning on January 1, April 1, July 1 and October 1 of each year.

“Foreign Subsidiary” means (i) a Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia; (ii) a Restricted Subsidiary substantially all of whose assets consist, directly or indirectly, of “controlled foreign corporations” (within the meaning of Section 957 of the Code) (each, a “CFC”); and (iii) a Restricted Subsidiary that is treated as disregarded for U.S. federal income tax purposes and owns more than 65% of the voting stock of either a CFC or a Subsidiary described in the preceding clause (ii).

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are in effect as of the Issue Date.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Sections 2.01, 2.06(b)(iv), 2.06(d) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Going Private Transaction” means the initial occurrence of any of the following after the Issue Date: (a) a Rule 13e-3 transaction (as that term is defined in Rule 13e-3 of the Exchange Act) involving the Issuer, or (b) any transaction that results in the Issuer being eligible to cease filing reports under Section 13(a) or 15(d) of the Exchange Act with the SEC; provided that any transaction described in clause (a) or (b) is not a Change of Control.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s payment Obligations under this Indenture and on the Notes.

“guarantee” means, as applied to any Indebtedness of another Person, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Indebtedness, (2) any direct or indirect obligation, contingent, or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person (and “guarantee” or “guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means (1) on the Issue Date, each of the Issuer’s domestic Restricted Subsidiaries and (2) after the Issue Date each of the Issuer’s domestic Restricted Subsidiaries which becomes a Guarantor pursuant to the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions; and

(2)	other agreements or arrangements designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered in the security register.

“IAI Global Note” means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary (other than a Foreign Subsidiary) whose total assets, together with all other domestic Restricted Subsidiaries that are not Guarantors, as of that date, are less than $5.0 million and whose total revenues, together with all other domestic Restricted Subsidiaries that are not Guarantors, for the most recent twelve-month period do not exceed $5.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer or any Guarantor.

“Indebtedness” means, with respect to any specified Person, without duplication,

(1)	all obligations of such Person, whether or not contingent, in respect of:

(a)
the principal of and premium, if any, in respect of outstanding (i) Indebtedness of such Person for money borrowed and (ii) Indebtedness evidenced notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)	all Capital Lease Obligations of such Person;

(c)
the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable or non-cash barter arrangements arising in the ordinary course of business; and

(d)
the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2)	all net obligations in respect of Hedging Obligations;

(3)	all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that are otherwise its legal liability;

(4)
Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(a)	the full amount of such obligations so secured; and

(b)	the Fair Market Value of such asset; and

(5)
any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3), (4) or this clause (5), whether or not between or among the same parties;

if and to the extent any of the preceding items  (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of the specified Person prepared in accordance with GAAP. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For purposes of the foregoing:

(a)
the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;

(b)	the amount of any Indebtedness described in clause (3) of the preceding paragraph shall be the maximum liability under any such Guarantee; and

(c)
the amount of any other Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude (1) customary indemnification obligations and (2) post closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national or regional standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means up to $291,510,000 in aggregate principal amount of the Issuer’s 12.5%/15.0% Senior Subordinated Notes due 2016 issued under this Indenture in connection with the Transactions.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to another Person, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Person, together with all items that are barter contributions or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.  If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.  The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person at such time.  Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the provisions of Section 4.07 hereof, any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Leverage Ratio” means, as of any date of determination (the “Determination Date”) the ratio of (1) the aggregate outstanding amount of Indebtedness of each of the Issuer, its Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, the TV One Percentage of the aggregate outstanding amount of Indebtedness of TV One and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter ending on or prior to the Determination Date for which internal financial statements are internally available as of such Determination Date, determined on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuer and the Guarantors, Designated Preferred Stock, and Preferred Stock of such Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, TV One and its Subsidiaries (except Preferred Stock issued to the Issuer or a Wholly Owned Restricted Subsidiary) as of the last day of such Fiscal Quarter ending on or prior to the Determination Date to (2) the aggregate Consolidated Cash Flow of the Issuer for the last four full Fiscal Quarters for which financial statements are internally available ending on or prior to the Determination Date (the “Reference Period”).

For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Issuer, its Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, the TV One Percentage of the aggregate outstanding principal amount of Indebtedness of TV One and its Subsidiaries and the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuer and the Guarantors, Designated Preferred Stock, and Preferred Stock of such Restricted Subsidiaries and, for so long as TV One remains a Designated Entity, TV One and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness, Disqualified Stock, Designated Preferred Stock and Preferred Stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or Disqualified Stock, Designated Preferred Stock or Preferred Stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (a) the incurrence of the Indebtedness and the issuance of the Disqualified Stock, Designated Preferred Stock or Preferred Stock (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock, Designated Preferred Stock or Preferred Stock, at any time subsequent to the beginning of the Reference Period and on or prior to the Determination Date, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (b) any acquisition, disposition or Investment at any time on or subsequent to the first day of the Reference Period and on or prior to the Determination Date, as if such acquisition, disposition or Investment (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such Disqualified Stock, Designated Preferred Stock or Preferred Stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made by a responsible financial officer of the Issuer on a good faith basis and in accordance with Regulation S-X under the Securities Act.  Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (i) interest on Indebtedness determined on a fluctuating basis as of the Determination Date (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the Determination Date and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“License” means as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any governmental authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses.

“License Subsidiary” means any Restricted Subsidiary of the Issuer that is record owner of one or more FCC Licenses.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)
the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any employee bonus or relocation expenses incurred as a result of the Asset Sale;

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)
amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the properties or assets that were the subject of such Asset Sale, or that by the terms of such Indebtedness or in order to obtain the necessary consent to such Asset Sale or by applicable law be repaid out of the proceeds from such Asset Sale;

(4)	any reserve for adjustment in respect of the sale price of such properties or assets established in accordance with GAAP or satisfaction of indemnities or commitments in respect of such Asset Sale;

(5)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

(6)	any portion of the purchase price from an Asset Sale placed in escrow pursuant to the terms of such Asset Sale until the termination of such escrow.

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, any PIK Notes and any Exchange Notes issued under this Indenture, all of which shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any PIK Notes and any Exchange Notes.  For purposes of this Indenture, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof (and any increase in the principal amount thereof) as a result of a payment of PIK Interest.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of an Issuer by at least two Officers of such Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer that meets the requirements of Section 13.05 hereof.

“Operating Agreement” means an “Operating Agreement” as defined in the Existing Credit Agreement.

“Opinion of Counsel” means an opinion from legal counsel (who may be counsel to or an employee of an Issuer) that meets the requirements of Section 13.05 hereof.

“Parent Company” means any Person that owns, directly or indirectly, 100% of the outstanding Equity Interests of the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business engaged in by the Issuer, its Restricted Subsidiaries or Reach Media as of the Issue Date or any business reasonably related, ancillary, supportive or complementary thereto (including, without limitation, any media-related business), in each case, as determined in good faith by the Board of Directors of the Issuer.

“Permitted Group” means any investor that is a Beneficial Owner of Voting Stock of the Issuer or any Parent Company and that is also a party to a stockholders’ agreement with any of the Principals or their Related Parties and any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of any such stockholders’ agreement; provided that the Principals and their Related Parties continue to collectively Beneficially Own, directly or indirectly, at all times more than 50% of the Voting Stock of the Issuer or Parent Company, as applicable, and the ability to elect a majority of the members of the Board of Directors of the Issuer or Parent Company (without giving effect to any Voting Stock that may be deemed to be beneficially owned by the Principals and their Related Parties pursuant to Rule 13d-3 or 13d-5 under the Exchange Act).

“Permitted Investments” means:

(1)	any Investment in the Issuer or in a Wholly Owned Restricted Subsidiary;

(2)	Investments in existence on the Issue Date;

(3)	any Investment in cash or Cash Equivalents;

(4)	any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Wholly Owned Restricted Subsidiary; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Issuer or a Wholly Owned Restricted Subsidiary;

(5)
any Investment made in a Person to the extent such Investment represents non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.15 hereof;

(6)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(7)
notes and accounts receivable incurred in the ordinary course of business and any Investments received in compromise of such obligations, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(8)	Hedging Obligations permitted to be incurred under the provisions of Section 4.09 hereof;

(9)
loans and advances (including for business travel and relocation expenses) to employees of the Issuer or a Restricted Subsidiary in the ordinary course of business in an amount not to exceed $1.0 million in the aggregate at any one time outstanding;

(10)	guarantees by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor otherwise permitted by Section 4.09(b)(x) hereof;

(11)
(a) any TV One Investment described in clause (ii) of the definition thereof; or (b) any TV One Investment (A) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One) of, Equity Interests of the Issuer (other than Disqualified Stock) or (B) from the net cash proceeds of a substantially concurrent cash contribution to the equity capital of the Issuer or any Restricted Subsidiary (other than cash from the Issuer, a Restricted Subsidiary, Reach Media or, for so long as TV One remains a Designated Entity, TV One); provided, that in each case, no Default or Event of Default shall have occurred and be continuing or result therefrom; and provided, further, that the amount of any net cash proceeds received pursuant to clause (B) that are utilized for a TV One Investment will be excluded from clause (2) of the definition of Restricted Payments Basket; and

(12)	any Investment due to intercompany advances or payables resulting from any of the transactions covered by Section 4.10(b)(vii) hereof.

“Permitted Junior Securities” means:

(1)	Equity Interests in the Issuer or, subject to the provisions of the Existing Credit Agreement, any Guarantor; or

(2)
debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

“Permitted Liens” means:

(1)	Liens securing Indebtedness incurred pursuant to Section 4.09(b)(i) or (ix) hereof and all other Obligations related to such Indebtedness;

(2)	[Reserved];

(3)	Liens in favor of the Issuer or the Guarantors;

(4)
Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or a Restricted Subsidiary or on property or assets acquired by the Issuer or any Restricted Subsidiary (and in each case not created or incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted to be incurred pursuant to Section 4.09(b)(xiv) hereof; provided that such Liens are not extended to the property and assets of the Issuer and its Restricted Subsidiaries other than the property or assets acquired;

(5)
Liens to secure Capital Lease Obligations, mortgage financings or purchase money debt permitted to be incurred pursuant to Section 4.09(b)(v) hereof covering only the assets financed by or acquired with such Indebtedness (and the proceeds thereof);

(6)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)	Liens existing on the Issue Date (other than Liens permitted under clause (1) above);

(8)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(9)
Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, was required to secure and under this Indenture was permitted to secure) the Indebtedness being refinanced;

(10)
any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Issuer or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances or zoning or similar restrictions which do not individually or in the aggregate materially adversely affect the value of such property or materially impair the operation of the business of the Issuer or any Subsidiary, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law for sums not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens arising under licensing agreements and (f) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, worker’s compensation, performance or return of money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice);

(11)
Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(12)	Liens securing judgments not constituting a Default or an Event of Default;

(13)
Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to Indebtedness that does not exceed $1.0 million at any one time outstanding; and

(14)	in the event TV One or its Subsidiaries become Restricted Subsidiaries, Liens securing Permitted TV One Indebtedness (and any refinancing thereof permitted in Section 4.09(b)(xviii) hereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this Indenture (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to any other Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment to the holders of such other Indebtedness on terms at least as favorable to the holders of such other Indebtedness as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is not incurred by a Restricted Subsidiary of the Issuer if the Issuer is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Issuer, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted TV One Indebtedness” means Indebtedness incurred or Preferred Stock issued by TV One or any of its Subsidiaries, the net proceeds of which are used to finance the acquisition of TV One Equity Interests resulting from the exercise of certain put rights pursuant to Section 12.2 of the TV One LLC Agreement of the Financial Investor Members (as such term is defined in the TV One LLC Agreement), the DTV Investors and the Class D Members (as such term is defined in the TV One LLC Agreement) and any payment obligations arising in connection with or as a result of such acquisition; provided that: (i) the aggregate principal amount at any time outstanding of such Indebtedness plus the aggregate liquidation value at any time outstanding of such Preferred Stock shall not exceed $120.0 million and (ii) such Indebtedness at all times constitutes TV One Non-Recourse Debt.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Election” has the meaning set forth in Exhibit A hereto.

“PIK Interest” has the meaning set forth in Exhibit A hereto.

“PIK Notes” has the meaning set forth in Exhibit A hereto.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of Capital Stock of any other class of such Person.

“Principal” means Catherine L. Hughes and Alfred C. Liggins, III.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Radio One Securities” means any Equity Interests or debt securities of the Issuer, any of its Restricted Subsidiaries or any Affiliates (other than TV One or any Subsidiary of TV One).

“Reach Media” means Reach Media, Inc., a Delaware corporation, and any successor entity.

“Registration Rights Agreement” means the registration rights agreement with respect to the registered exchange offer for the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A, bearing the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Related Party” means:

(1)	any 80% (or more) owned Subsidiary or immediate family member of any Principal; or

(2)
any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons Beneficially Owning an 80% or more controlling interest of such entit(ies) consists of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Representative” means, as the case may be, a trustee, agent or representative appointed for the holders of any Senior Debt under an agreement to which such Senior Debt was issued.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that has not been designated as an Unrestricted Subsidiary in accordance with the Notes.

“ROCH” means Radio One Cable Holdings, Inc., a Delaware corporation, and any successor entity.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means all Obligations with respect to Indebtedness of the Issuer or any Guarantor outstanding under the Existing Credit Agreement, in each case as permitted to be incurred under Section 4.09(b)(i) hereof and all Hedging Obligations with respect thereto.

“Senior Guarantees” means the Guarantees by the Guarantors of Obligations under the Existing Credit Agreement.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Special Interest” has the meaning set forth in the Registration Rights Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provisions providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Station” means a radio station operated to broadcast commercial radio programming over radio signals within a specified geographic area.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to, in the case of the Issuer, the Notes, or, in the case of a Guarantor, the Guarantee of such Guarantor, pursuant to a written agreement to that effect, including the Existing Subordinated Notes.

“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its Subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transactions” means, collectively, the issuance of the Notes in exchange for the Existing Subordinated Notes (including the payment of accrued interest thereon) or otherwise to facilitate the completion of such exchange offer and the transactions related thereto, including the execution and delivery of the amendment to the Existing Credit Agreement in connection therewith and the payment of fees and expenses associated therewith.

“TV One” means TV One, LLC, a Delaware limited liability company, and any successor entity (including by way of merger, consolidation or transfer of all or substantially all of the assets of TV One and its Subsidiaries, if any, taken as a whole).

“TV One Investment” means: (i) the acquisition by the Issuer or any of its Wholly Owned Restricted Subsidiaries of Equity Interests of TV One and any payment obligations arising in connection with or as a result of such acquisition and (ii) the contribution of any property or assets to the capital of TV One pursuant to the provisions of the TV One LLC Agreement and/or arising in connection with or as a result of any transaction described in clause (i) hereof in a net amount (after giving effect to a substantially concurrent dividend by TV One) not to exceed $13.7 million (and, in each case, any reasonable related fees and expenses); provided, that any such Equity Interests of TV One, if not acquired by ROCH, shall be immediately contributed to ROCH so long as TV One remains a Designated Entity under the terms of this Indenture.

“TV One LLC Agreement” means the Second Amended Limited Liability Company Operating Agreement of TV One, dated as of December 28, 2004, as amended from time to time through June 15, 2010.

“TV One Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Issuer nor any of its Restricted Subsidiaries (other than TV One and its Subsidiaries) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes and the Senior Debt) of the Issuer or any of its Restricted Subsidiaries (other than TV One and its Subsidiaries) to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than TV One and its Subsidiaries or Equity Interests of TV One owned by ROCH).

“TV One Percentage” means the Issuer’s direct or indirect ownership percentage of the Equity Interests of TV One.

“TV One Permitted Business” means any business engaged in by TV One as of the Issue Date or any business reasonably related, ancillary, supportive or complementary thereto (including, without limitation, any media related business), in each case, as determined in good faith by the Board of Directors of the Issuer.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)	as of the Issue Date, Reach Media (and each of its respective Subsidiaries, if any);

(2)
in the event TV One becomes a Subsidiary of the Issuer on or after the Issue Date, TV One (and each of its Subsidiaries, if any), unless TV One is otherwise designated as a Restricted Subsidiary pursuant to this Indenture;

(3)	any other Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a)	has no Indebtedness other than Non-Recourse Debt;

(b)
is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(c)
is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and

(4)	any Subsidiary of an Unrestricted Subsidiary;

provided that (i) in no event may ROCH be designated as an Unrestricted Subsidiary, (ii) the Issuer may not designate TV One as an Unrestricted Subsidiary at any time after it has become a Restricted Subsidiary (if ever) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary unless it is also an “unrestricted subsidiary” for purposes of the Existing Credit Agreement.

Any future designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, (i) any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, (ii) the Issuer, any of its Restricted Subsidiaries and/or any Affiliate Entities become the Beneficial Owner of 90% or more of the outstanding Equity Interests of TV One or (iii) the Issuer, any of its Restricted Subsidiaries and/or any Affiliated Entities become the Beneficial Owner of 80% or more of the outstanding Equity Interests of Reach Media, then, in each case, such Unrestricted Subsidiary will thereafter cease to be an Unrestricted Subsidiary for all purposes of this Indenture, including that any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and any Lien of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date, and if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof or such Lien is not permitted to be incurred as of such date under the provisions of Section 4.11 hereof then, in either case, the Issuer will be in default of such Section.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary in which 90% or more of the outstanding Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) are owned by the Issuer or another Wholly Owned Restricted Subsidiary of the Issuer and any other outstanding Equity Interests are owned by officers, directors or employees of such Restricted Subsidiary (provided that with respect to Reach Media in the event it ceases to be an Unrestricted Subsidiary, 80% or more of the outstanding Equity Interests are owned by the Issuer or another Wholly Owned Restricted Subsidiary of the Issuer and any other outstanding Equity Interests are owned by officers, directors or employees of Reach Media).

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	Section 4.10(a)
“Asset Sale Offer”	Section 3.09
“Authentication Order”	Section 2.02
“Change of Control Offer”	Section 4.16(a)
“Change of Control Payment”	Section 4.16(a)
“Change of Control Payment Date”	Section 4.16(a)
“Covenant Defeasance”	Section 8.02
“Default Interest”	Section 4.01
“Event of Default”	Section 6.01
“Excess Proceeds”	Section 4.15(c)
“incur”	Section 4.09(a)
“Legal Defeasance”	Section 8.01
“Offer Amount”	Section 3.09
“Offer Period”	Section 3.09
“Paying Agent”	Section 2.03
“Payment Blockage Notice”	Section 10.03(a)(ii)
“payment default”	Section 6.01(f)
“Permitted Debt”	Section 4.09(b)
“Purchase Date”	Section 3.09
“Registrar”	Section 2.03
“Required Filing Dates”	Section 4.03(a)
“Required Reports”	Section 4.03(a)
“Restricted Payments”	Section 4.07(a)(iv)
“Restricted Payments Basket”	Section 4.07(a)(iv)(C)
“Surviving Entity”	Section 5.01(a)(i)
“TV One Affiliate Transaction”	Section 4.10(a)
“USA Patriot Act”	Section 13.16

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and any Guarantee means the Issuer and any Guarantor, respectively, and any successor obligor upon the Notes and any Guarantee, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions; and

(f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2 - THE NOTES

Section 2.01 Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof, subject to the issuance of PIK Notes, which may be issued in integral multiples of $1.00.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and each Guarantor, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(c) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.  The Trustee shall have no duties in respect of this Section 2.01(c) and shall not be deemed to have knowledge of the contents of the documents cited in this subsection.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes, by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to the amount of the Initial Notes issued in connection with the Transactions plus an unlimited amount of PIK Notes, and issuances pursuant to Section 2.07.

The Trustee will authenticate and deliver such amount of Initial Notes as are required to be issued by the Issuer in connection with the Transactions, in aggregate principal amount specified in a written order of the Issuer pursuant to this Section 2.02, signed by two Officers of the Issuer (an “Authentication Order”).  Such Authentication Order will specify the amount of the Initial Notes to be authenticated and the date on which the original issue of the Initial Notes is to be authenticated.

On each Interest Payment Date for which the Company has made a PIK Election, the Issuer shall request the Trustee to, and the Trustee shall upon the Issuer’s request, authenticate and deliver PIK Notes for original issuance to the Holders of the Notes on the relevant record date in an aggregate principal amount necessary to pay the PIK Interest.  With respect to PIK Notes represented by one or more Global Notes registered in the name of DTC or its nominee on the relevant record date, the principal amount of such PIK Notes shall be increased by an amount equal to the amount of PIK Interest for the applicable interest period.  Other than as provided in the preceding sentence, any PIK Note so issued will be dated as of the applicable interest payment date, will bear interest from and after such date and will be issued with the designation “PIK” on the face thereof.  Notwithstanding anything to the contrary in this Indenture, the Issuer may not issue PIK Notes in lieu of paying interest in cash if such cash interest is Default Interest or is interest payable with respect to any principal that is due and payable, whether at Stated Maturity, upon redemption, repurchase or otherwise.

With respect to Notes represented by certificated notes, PIK Interest shall be paid by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest paid for the applicable period (rounded up to the nearest $1.00), and the Trustee will, upon delivery of an Authentication Order by the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders.  Any payment of PIK Interest shall be deemed to be payment in full to the same extent as if it were paid in cash.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its domestic Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.  Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Neither the Trustee nor the Registrar shall have any duty to monitor compliance with the requirements or conditions for effecting transfers of beneficial interests within a Global Note.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following subsections, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to the expiration of the Restricted Period as certified by the Issuer to the Registrar. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Issuer or an agent of the Issuer of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Section, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Section 2.06(c)(i)(A) and Section 2.06(c)(i)(C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period as certified to the Registrar by the Issuer and (B) the receipt by the Registrar of a certificate in the form attached as Exhibit B hereto, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of their Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in the case of clause (D) above, the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g) Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(H) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend.  Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(h) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.15, Section 4.16 and Section 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Holder as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner.  Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon its request therefor.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes.  If the Issuer pays the defaulted interest on or prior to 30 days of the default in payment in interest, payment shall be paid to the record Holders of the Notes as of the original record date.  If such default in payment of interest continues after 30 days, payment shall be paid to the record Holders of the Notes on a subsequent special record date.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer shall fix or cause to be fixed such special record date, if any, and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP/ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP/ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP/ISIN numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes for redemption or purchase as follows:

(a) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(b) if the relevant Notes are not listed on any national securities exchange, on a pro rata basis.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be redeemed or purchased only in amounts of $1,000 or integral multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $1,000 or a multiple of $1.00 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof and the last paragraph of this Section 3.03, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer default in making such redemption payment, interest on Notes or the portion of Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding the foregoing, notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 12 hereof.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuer defaults in the payment thereof.  A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price.

One Business Day prior to the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued and unpaid interest (including Special Interest, if any) on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1.00 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) The Issuer may redeem all or a part of the Notes at any time or from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, if any, to the applicable redemption date, if redeemed during the periods indicated below:

Redemption Period	Percentage
Issue Date through and including May 31, 2011	108%
June 1, 2011 through and including December 31, 2011	106%
January 1, 2012 through and including December 31, 2012	103%
January 1, 2013 through and including December 31, 2013	101.5%
January 1, 2014 and thereafter	100%

(b) Except as provided in this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to their final maturity.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.15 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.15 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.15 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in principal amounts of $1,000 and in integral multiples of $1.00 in excess thereof;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer their interest by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date or as soon as commercially practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuer shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  PIK Interest shall be considered paid on the date due if the Trustee is directed by the Company on or prior to such date to authenticate and deliver PIK Notes, or with respect to PIK Notes represented by one or more global notes registered in the name of DTC or its nominee on the relevant record date, increase the principal amount of the Notes, in an amount equal to the amount of the applicable PIK Interest.

During any period in which a payment default or an Event of Default under Section 6.01(i) hereof has occurred and is continuing, interest on all principal and overdue interest will accrue at a rate that is 2.0% higher than the cash interest rate on the Notes in each interest period for which no PIK Election has been made and a rate that is 2.0% higher than the total cash interest rate and PIK Interest rate on the Notes in each interest period for which a PIK Election has been made (such increased interest, the “Default Interest”) and shall be payable in cash.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not the Issuer is subject to Sections 13(a) or 15(d) of the Exchange Act, the Issuer shall file with the Commission (subject to the next sentence) the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Issuer were so subject (the “Required Reports”), such documents to be filed with the Commission on or prior to the respective dates by which the Issuer would have been required to file such documents if the Issuer were so subject (the “Required Filing Dates”); provided that any audited financial statements contained in such reports shall be reported on by an independent public accounting firm of recognized national standing.  If at any time the Issuer is not subject to Sections 13(a) or 15(d) of the Exchange Act for any reason, the Issuer shall nevertheless continue to file the Required Reports with the Commission by the applicable Required Filing Date unless the Commission will not accept such a filing.  The Issuer agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings; provided that the foregoing shall not prohibit the Issuer from filing a Form 15 with respect to any class of its common stock following a Going Private Transaction.  If notwithstanding the foregoing, the Commission shall not accept the filing of a Required Report for any reason, the Issuer shall post the Required Report on its website by the applicable Required Filing Date and such Required Report shall be publicly available.

(b) The Issuer shall also in any event (1) on the earlier of (a) each Required Filing Date and (b) the 90th day after the end of each fiscal year, with respect to annual reports, or the 45th day after the end of each of the first three Fiscal Quarters of each fiscal year, with respect to quarterly reports, (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders, and (ii) file with the Trustee, copies of the Required Reports and (2) if the Commission will not accept the filing of Required Reports by the Issuer, promptly upon written request, supply copies of such documents to any Holder at the Issuer’s cost.  Notwithstanding the foregoing, for purposes of this paragraph (b), the Issuer shall be deemed to have furnished such Required Reports to the Holders if:

(i) the Issuer has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available; or

(ii) the Issuer is not subject to Sections 13(a) or 15(d) of the Exchange Act, and the Commission will not accept Required Reports for filing, and it has posted such Required Reports on its website and such Required Reports are publicly available.

(c) Whether or not the Issuer is subject to Sections 13(a) or 15(d) of the Exchange Act, and whether or not the Commission will accept any Required Reports for filing, the Issuer shall also hold a quarterly conference call to discuss the consolidated financial results of the Issuer with the Holders of the Notes.  Such conference call shall not be later than ten Business Days following each Required Filing Date.  No fewer than two days prior to the conference call, the Issuer shall issue a press release to the appropriate wire service, announcing the time, date and access details of such conference call.

(d) Notwithstanding any of the foregoing, if the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Issuer’s quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(e) The Issuer shall make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale of Notes the information required by Rule 144A(d)(4) under the Securities Act so long as such Notes are not freely transferable under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of such Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether such Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge such Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Issuer shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) or in the case of Preferred Stock of the Issuer, an increase in the liquidation value thereof or (y) payable to the Issuer or a Restricted Subsidiary of the Issuer);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Issuer that are not Disqualified Stock);

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Obligations (other than any Subordinated Obligations owed to and held by the Issuer or any Guarantor); or

(iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Issuer would, both at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(ii), (iii), (iv), (v), (vi),(vii),(viii) and (ix), but including Restricted Payments permitted by Section 4.07(b)(i), (x), (xi) and (xii)), is less than the sum, without duplication, of the following (collectively, the “Restricted Payments Basket”):

(1) 100% of the Consolidated Cash Flow of the Issuer (or, if Consolidated Cash Flow for such period shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from the beginning of the Fiscal Quarter following the Issue Date to the end of the Issuer’s most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 1.4 times the Consolidated Interest Expense of the Issuer for the same period, plus

(2) 100% of the aggregate net cash proceeds received by the Issuer since the Issue Date (i) as a contribution to its common equity capital (other than from a Subsidiary of the Issuer or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One) or (ii) from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock or Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable Designated Preferred Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock, Designated Preferred Stock or debt securities) sold to a Subsidiary of the Issuer or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One), plus

(3) an amount equal to the sum of (i) the net reduction in Investments (other than Permitted Investments) made by the Issuer or any Restricted Subsidiary after the Issue Date in any Person resulting from principal payments, repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions on such Investments) or otherwise, in each case received in cash by the Issuer or any Restricted Subsidiary and (ii) in the event that the Issuer designates or redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) made after the Issue Date (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(4) 100% of any dividends or other distributions received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary (other than Reach Media or, in the event that and for so long as TV One remains an Unrestricted Subsidiary, TV One); provided that such dividends have not been included in the calculation of the Consolidated Net Income of the Issuer for such period and shall not otherwise be required by the terms of this Indenture to repay Indebtedness of the Issuer or any of its Restricted Subsidiaries.

(b) The preceding provisions will not prohibit the following actions; provided that, in the case of clauses (iv), (vii) and (xi) no Default or Event of Default shall have occurred and be continuing or result therefrom:

(i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with Section 4.07(a) hereof;

(ii) the redemption, repurchase, retirement, defeasance or other acquisition of (A) any Subordinated Obligations of the Issuer or any Guarantor or (B) at any time on or after the date that is two and one-half years after the Issue Date, of any Equity Interests of the Issuer, in each case (a) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One) of, Equity Interests of the Issuer (other than Disqualified Stock or Designated Preferred Stock) or (b) from the net cash proceeds of a substantially concurrent cash contribution to the equity capital of the Issuer or any Restricted Subsidiary (other than cash from the Issuer, a Restricted Subsidiary, Reach Media or, for so long as TV One remains a Designated Entity, TV One); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from Section 4.07(a)(iv)(C)(2) hereof;

(iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Obligations of the Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness refinancing such Indebtedness permitted to be incurred under Section 4.09 hereof;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

(v) the acquisition of Equity Interests by the Issuer in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities by way of cashless exercise;

(vi) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Indenture;

(vii) the declaration and payment of dividends on Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or Designated Preferred Stock, in each case issued in accordance with Section 4.09 hereof;

(viii) the retirement of any shares of Disqualified Stock of the Issuer by conversion into, or by exchange for, shares of Disqualified Stock of the Issuer, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Disqualified Stock of the Issuer; provided that the Disqualified Stock of the Issuer that replaces the retired shares of Disqualified Stock of the Issuer shall not require the direct or indirect payment of the liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Stock of the Issuer;

(ix) the repayment or repurchase of the Existing Subordinated Notes in exchange for the Notes in connection with the Transactions and any 8 7/8% Senior Subordinated Notes that remain outstanding thereafter;

(x) upon the occurrence of a Change of Control or an Asset Sale, the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligation of the Issuer or any Guarantor to the extent required by the agreement governing such Subordinated Obligation but only if the Issuer shall have complied with the provisions of Section 4.15 or Section 4.16 hereof, as the case may be, and purchased all Notes validly tendered and not withdrawn pursuant to the relevant offer prior to purchasing or repaying such Subordinated Obligations;

(xi) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $15.0 million; and

(xii) the declaration and payment of a dividend or other payment or distribution on account of the Issuer’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer), or the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Issuer, in each case in connection with a substantially concurrent Going Private Transaction, (A) out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Issuer or, for so long as TV One remains a Designated Entity but is not otherwise a Subsidiary, TV One) of Equity Interests of the Issuer (other than Disqualified Stock or Designated Preferred Stock) or (B) from the net cash proceeds of a substantially concurrent cash contribution to the equity capital of the Issuer (other than cash from the Issuer, a Restricted Subsidiary, Reach Media or, for so long as TV One remains a Designated Entity, TV One); provided that the amount of any such net cash proceeds that are utilized for any such dividend, other distribution, redemption, repurchase, retirement, defeasance or other acquisition of the Issuer’s Equity Interests will be excluded from Section 4.07(a)(iv)(C)(2) hereof.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  Not later than five Business Days after the date of making any Restricted Payment under Section 4.07(a) hereof, the Issuer will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the calculation of the Restricted Payments Basket prior to and after giving effect to the Restricted Payment, together with a copy of any fairness opinion or appraisal required by this Indenture; provided that for purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(i) through (xii) hereof on the date such Restricted Payment is made, or is entitled to be incurred pursuant to Section 4.07(a) hereof, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date such Restricted Payment is made in or among any of the categories of Restricted Payments described in Section 4.07(b)(i) through (xii) and/or Section 4.07(a) hereof.

(d) In the event that TV One becomes an Unrestricted Subsidiary and for so long as TV One remains an Unrestricted Subsidiary under the terms of this Indenture, any Investments made by TV One or any of its Subsidiaries, if any, in any Radio One Securities or in any Person who is not otherwise engaged in a TV One Permitted Business (other than any Investments of the type permitted by clauses (2), (3), (5), (7), (9) and (12) of the definition of Permitted Investments) will be deemed to have been made by the Issuer and will reduce the amount available (if any) for Restricted Payments under Section 4.07(a) hereof or Restricted Payments permitted under Section 4.07(b)(xi) hereof, as elected by the Issuer.  If such Investment is not permitted to be made by the Issuer as of such date, then the Issuer will be in default of such provision.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Issuer or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements as in effect on the Issue Date (including agreements related to the Existing Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(ii) this Indenture, the Notes and the Guarantees;

(iii) applicable law, rule, regulation or order;

(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including proceeds thereof), so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v) customary non-assignment provisions in leases, licenses and contracts entered into in the ordinary course of business and consistent with past practices;

(vi) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(iii) hereof;

(vii) Permitted Refinancing Indebtedness to effect a refinancing of Indebtedness referred to in Section 4.08(b)(i), Section 4.08(b)(iv) and this Section 4.08(b)(vii); provided that the encumbrances or restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, in respect of any Restricted Subsidiary, or the Issuer and its Restricted Subsidiaries, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii) agreements governing other Indebtedness of the Issuer and one or more Restricted Subsidiaries permitted under this Indenture; provided that the restrictions in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, in respect of any Restricted Subsidiary, or the Issuer and its Restricted Subsidiaries, taken as a whole, than those in this Indenture;

(ix) any restriction on the sale or other disposition of property or assets securing Indebtedness as a result of a Permitted Lien on such property or assets;

(x) provisions with respect to the sale of assets or properties (including any agreement for the sale or other disposition of a Subsidiary not otherwise prohibited by this Indenture that prohibits distributions by that Subsidiary) imposed pursuant to an agreement entered into for the sale or disposition of the assets or properties (whether by, asset sale, stock sale or otherwise) pending the closing of such sale or disposition;

(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements  and other similar agreements entered into in the ordinary course of business or asset sale agreements, stock sale agreements and other similar agreements entered into in compliance with the terms of this Indenture;

(xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) in the event TV One or its Subsidiaries become Restricted Subsidiaries, agreements governing Permitted TV One Indebtedness.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock or Designated Preferred Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided, however, that the Issuer or any Guarantor (other than ROCH) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or the Issuer may issue Designated Preferred Stock, if, immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Designated Preferred Stock and the receipt and application of proceeds therefrom, (i) the Leverage Ratio would be less than or equal to 7.0 to 1.0 in the case of the incurrence of Indebtedness or issuance of Disqualified Stock or Designated Preferred Stock, (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or issuance of Disqualified Stock or Designated Preferred Stock and (iii) such Indebtedness (including (Acquired Debt)) or Disqualified Stock or Designated Preferred Stock is subordinated in right of payment to the Senior Debt on at least the same terms as the Notes.  The Issuer will not issue any Preferred Stock (other than Designated Preferred Stock) that requires the declaration or payment of dividends or other distributions while any Notes are outstanding (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) or an increase in the liquidation value thereof).

(b) Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) Indebtedness incurred by the Issuer or any Guarantor pursuant to the Existing Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed an amount equal to $415 million, less (A) the aggregate amount of all principal repayments of revolving loans under the Existing Credit Agreement that effect a corresponding permanent commitment reduction thereunder from and after the Issue Date, (B) all principal repayments or principal prepayments of term loans or other non-revolving loans thereunder from and after the Issue Date (including regularly scheduled amortization payments under the term loan incurred under the Existing Credit Agreement as of the Issue Date) and (C) the aggregate amount of Net Proceeds from an Asset Sale used to finance any TV One Investment described in clause (ii) of the definition thereof, but, for the avoidance of doubt with respect to clauses (A) and (B), excluding any repayment in connection with any refinancing thereof under any agreement that satisfies the definition of the Existing Credit Agreement to the extent of the amount of the Indebtedness outstanding under this clause (i) on the date thereof (plus all accrued interest and the amount of all expenses and premiums incurred in connection therewith);

(ii) Indebtedness outstanding under the Notes and the related Guarantees issued in connection with the Transactions, the Exchange Notes and the related Guarantees issued in exchange therefor pursuant to the Registration Rights Agreement and any PIK Notes;

(iii) [Reserved];

(iv) Indebtedness of the Issuer or any of its Restricted Subsidiaries outstanding on the Issue Date (other than clauses (i) and (ii) of this Section 4.09(b));

(v) Indebtedness incurred by the Issuer or any Restricted Subsidiary (other than ROCH) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, renew, refinance or replace, defease, discharge or extend any Indebtedness incurred pursuant to this clause (v), not to exceed $2.5 million at any time outstanding;

(vi) Permitted Refinancing Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries (other than ROCH with respect to clauses (iv), (xiii) or (xiv) of this Section 4.09(b)) in exchange for, or the net proceeds of which are used to refund, renew, refinance, defease, discharge or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clause (ii), (iv), (xiii) or (xiv) of this Section 4.09(b) or this clause (vi); provided that a Restricted Subsidiary that is not a Guarantor may not incur any Permitted Refinancing Indebtedness under this clause (vi) to refinance any Indebtedness of the Issuer or a Guarantor;

(vii) Permitted Refinancing Indebtedness incurred by the Issuer or any Guarantor (other than ROCH) in exchange for, or the net proceeds of which are used to refund, renew, refinance, defease, discharge or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or this clause (vii);

(viii) intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries (other than ROCH) and any issuance of Preferred Stock by any Restricted Subsidiary to another Restricted Subsidiary or the Issuer; provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the obligee is neither the Issuer nor a Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Exchange Claims;

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and (ii) any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is neither the Issuer nor a Restricted Subsidiary of the Issuer will be deemed, in each case of clause (i) and clause (ii) of this Section 4.09(b)(viii)(B), to constitute an incurrence of Indebtedness or an issuance of Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii); and

(C) if any Guarantor is the issuer of such Preferred Stock, then such Preferred Stock may only be issued to and held by the Issuer or any Restricted Subsidiary that is also a Guarantor.

(ix) Hedging Obligations incurred by the Issuer or any of its Restricted Subsidiaries for the purpose of fixing or hedging (x) interest rates with respect to any Indebtedness that is permitted by this Indenture to be outstanding or (y) currency exchange rate risk in the ordinary course of business;

(x) the guarantee (A) by the Issuer of Indebtedness of any Guarantor that was permitted to be incurred by another provision of this Section 4.09 and (B) by any Guarantor (other than ROCH with respect to clauses (iv), (xiii) or (xiv) of this paragraph (b)) of Indebtedness of the Issuer or any Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(xi) Indebtedness of the Issuer or any of its Restricted Subsidiaries arising from customary cash management services, automated clearing house transfers, or the honoring by another financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xii) Non-Recourse Debt incurred by the Issuer’s Unrestricted Subsidiaries; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (xii);

(xiii) Indebtedness by the Issuer or any of its Restricted Subsidiaries in respect of bid, performance, surety and similar bonds issued for the account of the Issuer and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Issuer and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(xiv) Indebtedness or Preferred Stock of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (B) otherwise in connection with, or in contemplation of, such acquisition) in an aggregate amount not to exceed $1.0 million at any time outstanding for all such Restricted Subsidiaries;

(xv) Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Indenture; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the Fair Market Value of non-cash proceeds) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(xvi) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $8.0 million; provided, such Indebtedness is subordinated in right of payment to the Senior Debt on at least the same terms as the Notes;

(xvii) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $2.0 million; and

(xviii) in the event TV One or its Subsidiaries become Restricted Subsidiaries, Permitted TV One Indebtedness and any refinancing thereof so long as such refinancing Indebtedness continues to satisfy the conditions set forth in clauses (i) and (ii) of the definition of Permitted TV One Indebtedness.

(c) For purposes of determining compliance with this Section 4.09, (1) in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in Section 4.09(b)(i) through (xviii) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer shall classify such item of Indebtedness (or portion thereof) on the date of incurrence and may later classify (in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories; provided that notwithstanding the foregoing (A) all Indebtedness outstanding on or incurred after the Issue Date under the Existing Credit Agreement shall only be permitted to be incurred under Section 4.09(b)(i) hereof, (B) all Indebtedness incurred in one or more categories of Section 4.09(b) hereof and subsequently reclassified as incurred pursuant to Section 4.09(a) hereof shall be subordinated in right of payment to the Senior Debt on at least the same terms as the Notes and (C) any refinancing of Permitted TV One Indebtedness shall only be permitted to be incurred under Section 4.09(b)(xviii) hereof, in each case to the extent permitted under such clauses, and may not later be reclassified and (2) for so long as TV One remains a Designated Entity under the terms of this Indenture, any Indebtedness incurred, or Preferred Stock issued, by TV One or any of its Subsidiaries, if any (other than Permitted TV One Indebtedness or Indebtedness in which the Issuer or a Guarantor is the obligee or any Indebtedness of the type permitted to be incurred by the Issuer pursuant to Section 4.09(b)(viii), (xi), (xiii) and (xv) hereof), will be deemed to be indebtedness incurred by the Issuer pursuant to Section 4.09(b)(i) hereof in an amount equal to the aggregate principal amount of such Indebtedness and the aggregate liquidation preference of such Preferred Stock, and such Indebtedness and Preferred Stock will otherwise reduce the amount of Indebtedness that the Issuer or any Guarantor can incur under Section 4.09(b)(i) hereof on a dollar-for-dollar basis so long as such Indebtedness and Preferred Stock remain outstanding.  If such Indebtedness is not permitted to be incurred by the Issuer as of such date under Section 4.09(b)(i) hereof, then the Issuer will be in default of such provision.  The limitations on the ability of ROCH to incur Indebtedness under Section 4.09(a) hereof or Section 4.09(b)(v), (vi), (vii), (viii) and (x) hereof shall be effective only for so long as TV One remains a Designated Entity under the terms of this Indenture.

(d) Except with respect to Indebtedness incurred pursuant to Section 4.09(a) hereof or Section 4.09(b)(xvi) and subject to Section 4.09(c) hereof, the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated or junior in right of payment to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate and junior in right of payment to the Notes or the Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated or junior in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be; provided that the foregoing shall not apply to the terms of the Existing Credit Agreement with respect to the relative rights between the lenders under the revolving credit facility and the term loan incurred thereunder.

(e) For purposes of the foregoing, no Indebtedness of the Issuer or any Guarantor will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or secured by a Permitted Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

(f) The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including the issuance of any PIK Notes hereunder), the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09, but any such additional Indebtedness and issuances of Preferred Stock or Disqualified Stock will be included in subsequent calculations of the amount of outstanding Indebtedness and Preferred Stock or Disqualified Stock for purposes of calculating the Leverage Ratio of the Issuer.

Section 4.10 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person who is not an Affiliate; and

(ii) the Issuer delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.10 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Issuer delivers to the Trustee a written opinion of an Independent Qualified Party that such Affiliate Transaction or series of related Affiliate Transactions is fair, from a financial point of view, to the Issuer and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction or series of related Affiliate Transactions is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who is not an Affiliate.

For so long as TV One remains a Designated Entity under the terms of this Indenture, the Issuer shall be required to comply with the provisions of this Section 4.10(a) with respect to any event or circumstance that would otherwise constitute an “Affiliate Transaction” under the definition set forth above that is between or among TV One or any of its Subsidiaries, if any, and any other Affiliate of the Issuer (a “TV One Affiliate Transaction”); provided that in each such case such standards shall relate to TV One or the relevant Subsidiaries of TV One instead of the Issuer and its Restricted Subsidiaries.  If any TV One Affiliate Transaction does not comply with the provisions of this Section 4.10(a), then the Issuer will be in default of this Section 4.10.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i) any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practice and payments pursuant thereto;

(ii) transactions solely between or among the Issuer and/or its Wholly Owned Restricted Subsidiaries;

(iii) advances of expenses, payment of reasonable legal and other fees to officers, directors, employees and consultants and other indemnity payments or arrangements to officers, directors and employees of the Issuer or any of its Restricted Subsidiaries, in each case consistent with applicable charter, bylaw or statutory provisions;

(iv) the payment of reasonable and customary directors’ fees and expenses to directors of the Issuer or its Restricted Subsidiaries who are not otherwise Affiliates of the Issuer;

(v) sales or issuances of Equity Interests (other than Disqualified Stock) of the Issuer;

(vi) (A) any agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time; provided that any such amendment, modification or supplement (taken as a whole) will not be more disadvantageous to the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (B) any transaction pursuant to any agreement referred to in the immediately preceding clause (A);

(vii) transactions between or among the Issuer or any of its Restricted Subsidiaries and either TV One or Reach Media, in either case with respect to transactions involving network, syndication, advertising, back-office, technology support or personnel services, in each case, entered into in the ordinary course of the Issuer’s business; and

(viii) the making of Restricted Payments that are permitted under Section 4.07 hereof and the making of Permitted Investments permitted by clause (8) or clause (11) of the definition thereof.

(c) Notwithstanding anything in this Indenture to the contrary, any transfer of any property or assets of, or Equity Interests in, any Unrestricted Subsidiary or, for so long as TV One remains a Designated Entity, TV One to any Principal, Related Party, Permitted Group or Person of which more than 50% of the Voting Stock is Beneficially Owned, directly or indirectly, by a Principal or a Related Party or a Permitted Group must comply with this Section 4.10 and Section 4.15 hereof as if such Unrestricted Subsidiary or, for so long as TV One remains a Designated Entity, TV One were a Restricted Subsidiary subject to such Sections.

Section 4.11 Liens.

The Issuer will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness on any of their respective assets or properties, except for “Permitted Liens.”

Section 4.12 Additional Guarantees.

The Issuer is obligated to cause (a) each Subsidiary that becomes a Restricted Subsidiary after the Issue Date (other than a Restricted Subsidiary that constitutes an Immaterial Subsidiary or a Foreign Subsidiary) and (b) any Subsidiary that guarantees Indebtedness under the Existing Credit Agreement to guarantee the Notes and the Issuer’s other Obligations under this Indenture.

Section 4.13 Business Activities.

The Issuer will not, and will not permit any Restricted Subsidiary or Reach Media to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.  For so long as TV One remains a Designated Entity under the terms of this Indenture, ROCH shall not, directly or indirectly, engage in any business or activity other than the holding of Equity Interests of TV One.  No License Subsidiary shall (a) own or hold any assets other than Operating Agreements and FCC Licenses and other Authorizations issued by the FCC relating to Stations or engage in any business other than the ownership (or holding) and maintenance of Operating Agreements, FCC Licenses and other Authorizations issued by the FCC or (b) incur any Indebtedness (other than guarantees of (i) the Existing Subordinated Notes, (ii) the Exchange Claims and (iii) the Obligations under the Existing Credit Agreement with respect to Hedging Obligations and Indebtedness permitted pursuant to Section 4.09(b)(ii) hereof.  All License Subsidiaries must be Guarantors.

Section 4.14 Corporate Existence.

Subject to Section 4.15, Section 4.16 and Section 5.01 hereof, as the case may be, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and the rights (charter and statutory), licenses (including FCC Licenses) and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof is not materially adverse to the Holders.

Section 4.15 Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b) For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability; and

(ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option to any combination of the following:

(i) to repay, prepay, redeem or repurchase Senior Debt of the Issuer or any Guarantor; provided that any related loan commitment is permanently reduced in an amount equal to the principal amount so repaid, prepaid, redeemed or repurchased;

(ii) to acquire all or substantially all of the properties or assets of a Permitted Business so long as such properties and assets are acquired by the Issuer or a Restricted Subsidiary;

(iii) to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in a Permitted Business, if after giving effect to any such acquisition of Voting Stock, such Person is or becomes a Restricted Subsidiary, or to finance the TV One Investment described in clause (ii) of the definition thereof;

(iv) to make capital expenditures in a Permitted Business owned by the Issuer or a Restricted Subsidiary; or

(v) to acquire other long term assets that are used or useful in a Permitted Business owned by the Issuer or a Restricted Subsidiary.

Any Net Proceeds from an Asset Sale that are not applied or invested as provided in this paragraph (c) will constitute “Excess Proceeds.”

(d) Pending the final application of any Net Proceeds, the Issuer or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) On the 365th day after an Asset Sale (or, at the Issuer’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $10.0 million, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales or assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness, if applicable, that may be purchased out of the aggregate Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the aggregate amount of Excess Proceeds, the Trustee will select the Notes and the Issuer, or its agent, shall select such other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of the Issuer’s compliance with such securities laws or regulations.

Section 4.16 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to the percentage of the aggregate principal amount of Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Purchase Date”), shown below for the period in which the Change of Control Purchase Date occurs:

Repurchase Period	Percentage
Issue Date through and including May 31, 2011	108%
June 1, 2011 through and including December 31, 2011	106%
January 1, 2012 through and including December 31, 2012	103%
January 1, 2013 through and including December 31, 2013	101.5%
January 1, 2014 and thereafter	100%

(b) Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of the Issuer’s compliance with such securities laws or regulations.

(d) On the Change of Control Purchase Date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1.00 in excess thereof.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(f) If the Change of Control Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(g) Prior to complying with any of the provisions of this Section 4.16 but in any event within 90 days following a Change of Control, the Issuer will either pay all outstanding Senior Debt or obtain the requisite consents, if any, under all the agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this Section 4.16.

(h) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer, and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.17 Limitation on Sales and Issuances of Equity Interests in Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Issuer to any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer), unless either:

(i) each of the foregoing is satisfied:

(A) as a result of such transfer, conveyance, sale, lease or other disposition or issuance such Restricted Subsidiary no longer constitutes a Subsidiary;

(B) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.15 hereof; and

(C) immediately after giving effect to such transfer, conveyance, sale, lease or other disposition, an Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 hereof if made on the date of such transfer, conveyance, sale, lease or other disposition; or

(ii) the transfer, sale or disposition is pursuant to security documents with respect to Indebtedness permitted to be secured under the terms of this Indenture.

(b) In addition, the Issuer will not permit any Wholly Owned Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person (other than to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) such that such Subsidiary no longer constitutes a Wholly Owned Restricted Subsidiary.

Section 4.18 Payments for Consent.

Neither the Issuer nor any of the Issuer’s Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any Notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in the solicitation documents relating to such consent.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if no Default or Event of Default has occurred and is continuing, or would result therefrom and immediately after giving effect to such designation, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof.  If a Restricted Subsidiary of the Issuer is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a)(iv)(C) hereof or Restricted Payments permitted under Section 4.07(b)(xi) hereof, as elected by the Issuer.  That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.  Notwithstanding the foregoing, (i) the Issuer may not designate ROCH as an Unrestricted Subsidiary at any time after the Issue Date, (ii) the Issuer may not designate TV One as an Unrestricted Subsidiary at any time after it has become a Restricted Subsidiary (if ever) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary unless it is also an “unrestricted subsidiary” for purposes of the Existing Credit Agreement.

(b) The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer if no Default or Event of Default has occurred and is continuing at the time of such designation, or would result therefrom; provided that such designation will be deemed as of the date of such designation to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) such Lien is permitted under Section 4.11 hereof.

(c) In the event TV One becomes a Subsidiary of the Company, subject to the following proviso (i) it shall be an Unrestricted Subsidiary and (ii) such designation shall not be subject to Section 4.19(a) or Section 4.19(b) hereof; provided that, if at any time, the Issuer, any of its Restricted Subsidiaries and/or any Affiliate Entities become the Beneficial Owner of 90% or more of the outstanding Equity Interests of TV One, then TV One (and each of its Subsidiaries, if any) shall automatically become a Restricted Subsidiary.

Section 4.20 ROCH Ownership/TV One Ownership.

(a) For so long as TV One remains a Designated Entity under the terms of this Indenture, the Issuer shall at all times (1) maintain ROCH as a Wholly Owned Restricted Subsidiary of the Issuer and (2) directly own all of the Equity Interests of ROCH.  For so long as TV One remains a Designated Entity under the terms of this Indenture, the Issuer shall cause all Equity Interests of TV One that are held on the Issue Date or acquired by the Issuer or any of its Restricted Subsidiaries to be held directly by ROCH subject to Section 4.15 and Section 5.01.

(b) In the event TV One becomes a Subsidiary of the Issuer, and in the event that ROCH transfers, conveys, sells, leases or otherwise disposes of Equity Interests in TV One or TV One issues additional Equity Interests in TV One such that, in either case, TV One no longer constitutes a Subsidiary of the Issuer, the aggregate Fair Market Value of all Equity Interests owned by ROCH in TV One will be deemed to be an Investment made as of that time and will reduce the amount available (if any) for Restricted Payments under Section 4.07(a)(iv)(C) hereof or Restricted Payments permitted under Section 4.07(b)(xi) hereof, as elected by the Issuer.  If such Investment is not permitted to be made by the Issuer as of such date under such Section, then the Issuer will be in default of such Section.

Section 4.21 Insurance.

The Issuer shall, and shall cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer will not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i) either (1) the Issuer is the surviving corporation or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Entity”) is a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(ii) the Surviving Entity expressly assumes by a supplemental indenture all the Obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement;

(iii) immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness incurred and any Lien granted in connection with or  in respect of the transaction) no Default or Event of Default shall have occurred and be continuing;

(iv) except with respect to a transaction solely between the Issuer and a Wholly Owned Restricted Subsidiary or a merger between the Issuer and one of the Issuer’s Affiliates incorporated solely for the purpose of reincorporating in another state of the United States or the District of Columbia, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four quarter period immediately prior to consummation of the transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculations determined in accordance with Regulation S-X under the Securities Act), the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) (i) shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) hereof or (ii) if such transaction is a Going Private Transaction, would have a Leverage Ratio equal to or lower than the Issuer’s Leverage Ratio immediately prior to such transaction and the other Person party to the Going Private Transaction is an entity formed for the purpose of effecting the Going Private Transaction that does not otherwise have any assets or liabilities in excess of $5.0 million, individually or in the aggregate, or otherwise conduct any operations prior to the completion of the Going Private Transaction other than those incurred in connection with or as a result of such Going Private Transaction, including the financing thereof;

(v) each Guarantor (unless it is the Surviving Entity, in which case clause (ii) shall apply) shall have, by a supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity’s obligations in respect of the Notes; and

(vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and any such supplemental indenture comply with this Indenture.

(b) Each Guarantor will not, and the Issuer will not permit a Guarantor to, (1) merge or consolidate with or into another Person (other than the Issuer or any other Guarantor), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis, in one or more related transactions, to any Person (other than the Issuer or any other Guarantor) unless:

(i) either (1) such Guarantor is the continuing Person or (2) the Person (if other than such Guarantor) formed by or surviving such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all the Obligations of such Guarantor under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness incurred and any Lien  granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

(iii) such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and any such supplemental indenture comply with this Indenture.

(c) The provisions of this Section 5.01 with respect to Guarantors shall not apply to any transaction (including any Asset Sale made in accordance with Section 4.15 hereof) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with this Indenture.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of any Issuer in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which such Issuer is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such successor had been named as such Issuer herein, in the Notes and the Registration Rights Agreement.  When a successor assumes all of the Obligations of its predecessor under this Indenture, the Notes and the Registration Rights Agreement, as the case may be, the predecessor shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of such Issuer’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise) whether or not prohibited by the subordination provisions of this Indenture;

(b) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by the subordination provisions of this Indenture;

(c) failure by the Issuer to perform or comply with Section 5.01 hereof;

(d) default in the performance or breach of the Issuer or any of its Restricted Subsidiaries of Section 4.15 or Section 4.16 hereof and continuance of such default or breach for a period of 30 consecutive days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes (other than the failure to purchase Notes under such provisions which shall be an Event of Default described in clause (a) above);

(e) default in the performance or breach of any covenant or agreement of the Issuer or any of its Restricted Subsidiaries in this Indenture (other than a default in performance or breach of a covenant or agreement specifically dealt with in clause (a), (b), (c) or (d) above) and continuance of such default or breach for a period of 60 consecutive days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(f) a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness for borrowed money (other than the Notes) by the Issuer, any Restricted Subsidiary or, for so long as TV One remains a Designated Entity, TV One, whether such Indebtedness exists on the Issue Date or shall thereafter be created, which default or defaults (i) are caused by a failure to pay at final maturity principal of, or interest or premium, if any, on such Indebtedness within the applicable express grace period in respect of such Indebtedness at the time of such default (a “payment default”) or (ii) have resulted in the acceleration of the maturity of the principal amount of such Indebtedness prior to its express maturity; and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (i) or (ii) has occurred and is continuing, aggregates $5.0 million or more;

(g) the entry against the Issuer, any Restricted Subsidiary or, for so long as TV One remains a Designated Entity, TV One, of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $10.0 million which judgments remain undischarged, unwaived, unstayed, uninsured, unbonded or unsatisfied for a period of 60 consecutive days;

(h) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its Guarantee; and

(i) the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or, for so long as TV One remains a Designated Entity, TV One, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) admits in writing its inability to pay its debts generally as they become due; or

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any of its Restricted Subsidiaries in an involuntary case;

(B) appoints a custodian of the Issuer or any of its Restricted Subsidiaries or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

(C) orders the liquidation of the Issuer or any of its Restricted Subsidiaries;

which in the case of an involuntary bankruptcy filing continues for 60 consecutive days.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(i) hereof) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in Section 6.01(f) hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(f) hereof shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If any Event of Default specified in Section 6.01(i) hereof occurs, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

In the case of (i) any Event of Default occurring by reason of any willful action or inaction taken or not taken or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07 hereof or (ii) an acceleration of the Obligations with respect to the Notes automatically by operation of law or by the terms of this Indenture or the Notes during any period in which a premium would have been payable by the Issuer if the Issuer then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

(a) No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless:

(i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default,

(ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as the Trustee, and

(iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

(b) The limitations of Section 6.06(a) hereof do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.09 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article 6 or otherwise on behalf of the Holders or the Trustee pursuant to this Article 6 or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article 6, shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) First, to the payment of all costs and expenses incurred by the Trustee in connection with the collection of proceeds in connection with this Indenture (including all existing claims for indemnification under this Indenture) including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Trustee on behalf of the Issuer or any Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the Notes;

(b) Second, to pay the Notes, any accrued and unpaid interest thereon, including Special Interest and any other amounts due under this Indenture; and

(c) Third, to the extent of the balance of such proceeds after application in accordance with clauses (a), (b) and (c) above of this Section 6.13, to the Issuer or such Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, the Trustee is subject to Section 7.10 and Section 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

Within 60 days after each August 15 beginning with the August 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

Section 7.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of their obligations hereunder.  At the request of the Trustee, the Issuer shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.07 and the Guarantors to the Trustee under Article 11, shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing with 90 days’ prior written notice.  The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).  For purposes of TIA § 310(b) the following Indentures are specifically described herein and are excluded from the operation of TIA § 310(b): (i) the Indenture, dated as of May 18, 2001 (as supplemented, amended or otherwise modified from time to time), among the Issuer, the guarantors named therein (as amended and supplemented from time to time) and Wilmington Trust Company, as successor trustee thereunder and (ii) the Indenture, dated as of February 10, 2005 (as supplemented, amended or otherwise modified from time to time), among the Issuer, the guarantors named therein (as amended and supplemented from time to time) and Wilmington Trust Company, as successor trustee.

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Legal Defeasance and Discharge.

The Issuer may at its option and, at any time, elect to have all of its obligations discharged with respect to outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest or premium, if any, on, such Notes when such payments are due from the trust described in Section 8.04(a) hereof;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d) the Legal Defeasance provisions of this Article 8.

Section 8.02 Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have its obligations released with respect to the covenants that are described in Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.14, Section 4.15, Section 4.16, Section 4.17, Section 4.18, Section 4.19, Section 4.20, Section 4.21 and Section 5.01(a)(iv) hereof (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes.  In the event Covenant Defeasance occurs, Section 6.01(c) through Section 6.01(g) and Section 6.01(h) hereof will no longer constitute an Event of Default with respect to the Notes.

Section 8.03 Release of Guarantee and Liens.

If the Issuer exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Guarantee and any Liens or other security for the Notes (other than the trust) will be released.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.01 or Section 8.02 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the outstanding Notes on the date of Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to the date of Stated Maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Section 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) such Legal Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest with respect to any securities of the Issuer;

(h) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was made by the Issuer neither with the intent of preferring the Holders of Notes over the other creditors of the Issuer or any Guarantor nor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or any Guarantor or others; and

(i) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.04 or Section 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or Section 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or Section 8.05 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, omission, mistake, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or a Guarantor’s properties or assets that is permitted under this Indenture;

(d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder; provided that any change to conform this Indenture to the section entitled “Description of Notes” in the Issuer’s Amended and Restated Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated as of November 5, 2010, as may be further supplemented or amended prior to the Issue Date, will not be deemed to adversely affect the legal rights of any Holder;

(e) to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided in this Indenture;

(f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(g) to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, each Guarantor party thereto, if any, and the Trustee may amend or supplement this Indenture, the Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to the provisions of Section 4.15 and Section 4.16 hereof);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in currency other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes (other than as permitted in clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by one of the provisions of Section 4.15 and Section 4.16 hereof);

(h) modify any Guarantee in a manner adverse to Holders of the Notes or release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i) modify the ranking of the Notes or the Guarantees, in any manner that would adversely affect the Holders; or

(j) make any change in the preceding amendment, supplement and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall be given and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBORDINATION

Section 10.01 Agreement to Subordinate.

The Issuer agrees, and each Holder by accepting a Note agrees, that the payment of principal of premium, if any, and interest, including Special Interest, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Issuer or any Guarantor in a liquidation or dissolution of the Issuer or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or such Guarantor or its property, in an assignment for the benefit of creditors of the Issuer or such Guarantor for or on any marshaling of the Issuer’s or such Guarantor’s assets and liabilities:

(i) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not a claim for such interest would be allowed in such proceeding) before Holders of the Notes shall be entitled to receive any payment or distribution of any kind or character with respect to the Notes or on account of any purchase or redemption or other acquisition on any Note (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the provisions set forth in this Article 10); and

(ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03 Default on Designated Senior Debt.

(a) Neither the Issuer nor any Guarantor may make any payment or distribution of any kind or character to the Trustee (on behalf of any Holder) or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee (on behalf of any Holder) or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) and will not make any deposit into such trust until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash if:

(i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt (including, without limitation, upon any acceleration of the maturity thereof) occurs and is continuing in the agreement, indenture or other document governing such Designated Senior Debt; or

(ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default has been cured or waived for a period of not less than 90 days.

(b) The Issuer may and shall resume payments (including any missed payments) on and distributions in respect of the Notes and may acquire them upon:

(i) in the case of a payment default the date on which the default is cured or waived, and

(ii) in the case of a default referred to in clause (ii) of Section 10.03(a) hereof, the earlier of: (A) the date on which such nonpayment default is cured or waived (so long as no other default exists), (B) 179 days after the date on which the applicable Payment Blockage Notice is received, or (C) the date on which the Trustee receives notice from or on behalf of the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless in each case, the maturity of such Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04 Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify holders of Senior Debt of the acceleration.

Section 10.05 When Distribution Must Be Paid Over.

In the event that the Trustee (on behalf of any Holder) or any Holder receives any payment of any Obligations with respect to the Notes (except (A) in Permitted Junior Securities or (B) from payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) at a time such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuer money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Issuer.

The Issuer shall promptly notify the Trustee and the Paying Agent if a payment that has become due and payable of any Obligations with respect to the Notes that, if made, would violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation.

After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

Section 10.08 Relative Rights.

This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

(i) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(ii) affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

(iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Issuer fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired by Issuer.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

Section 10.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Issuer referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuer or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.12 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13 Amendments.

The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, interest, premium and Special Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(e) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02 Subordination of Guarantee.

The Obligations of each Guarantor under its Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee (on behalf of the Holders) and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article 11, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees this Indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Guarantor, as the case may be.  Each Guarantor hereby agrees that a notation of Guarantee substantially in the form included in Exhibit E hereto shall be endorsed by one of the foregoing officers of such Guarantor on each Note authenticated and delivered by the Trustee.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) Subject to Section 4.12 hereof, the Notes will be Guaranteed by the Issuer’s current and future domestic Restricted Subsidiaries and any Subsidiary that guarantees Indebtedness under the Existing Credit Agreement and the Issuer shall cause each such current or future Subsidiary to execute supplemental indentures to this Indenture to effectuate its Guarantee under this Article 11 promptly upon becoming such a Subsidiary.

Section 11.05 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full in cash.

Section 11.06 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.07 Releases of Guarantees.

(a) The Guarantee of a Guarantor will be automatically released:

(i) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) other than to the Issuer or another Guarantor, if the sale or other disposition does not violate the provisions of Section 4.15 hereof, provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.15 hereof;

(ii) in connection with any sale or other disposition of the Capital Stock of such Guarantor (including by way of merger or consolidation) other than to the Issuer or another Guarantor such that such Guarantor ceases to constitute a Subsidiary, if the sale or other disposition does not violate the provisions of Section 4.15 hereof, provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.15 hereof;

(iii) if the Issuer designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

(iv) in the case of any Subsidiary which after the date of this Indenture is required to guarantee the Notes solely pursuant to Section 4.12(b) hereof, upon the release or discharge of the guarantee incurred by such Subsidiary which resulted in the obligation to guarantee the Notes; or

(v) upon Legal Defeasance or Covenant Defeasance with respect to all Notes as described in Article 8 or upon satisfaction and discharge of this Indenture as described in Article 12.

(b) Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent to the release of the Guarantee have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(c) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified herein), when:

(i) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption;

(ii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than this Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any Guarantor is bound;

(iii) the Issuer and each Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

(b) The Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel, which may be subject to customary assumptions and exclusions, to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(ii) hereof, the provisions of Section 12.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

Section 12.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; provided that such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer have made any payment of principal of, premium and Special Interest, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor: Radio One, Inc. 5900 Princess Garden Parkway, 7th Floor Lanham, Maryland 20706 Telecopier No.: (301) 306-9638 Attention: Chief Financial Officer
With a copy to: Kirkland & Ellis LLP 300 N. LaSalle Street Chicago, Illinois 60654 Telecopier No.: (312) 862-2200 Attention: Dennis M. Myers, P.C.
If to the Trustee: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1605 Telecopier No.: (302) 636-4149 Attention: Patrick Healy

The Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Any notice given to a Depositary may also be given in accordance with its standard procedures.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Issuer or any Subsidiary of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 13.08 Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.

Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Indenture, the Notes, the Guarantees or the transactions contemplated hereby and thereby.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.  Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 13.02 hereof, together with written notice of such service to such party, shall be deemed effective service of process upon such party.  Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Guarantees or the transactions contemplated hereby and thereby.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.07 hereof.

Section 13.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 13.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16 Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the Trustee, like all U.S. financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of November 24, 2010

RADIO ONE, INC.
By:
Name:
Title:
GUARANTORS:
BELL BROADCASTING COMPANY
BLUE CHIP BROADCASTING LICENSES, LTD.
BLUE CHIP BROADCASTING, LTD.
CHARLOTTE BROADCASTING, LLC
COMMUNITY CONNECT INC.
COMMUNITY CONNECT, LLC
DISTRIBUTION ONE, LLC
HAWES-SAUNDERS BROADCAST PROPERTIES, INC.
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE CABLE HOLDINGS, INC.
RADIO ONE DISTRIBUTION HOLDINGS, LLC
RADIO ONE LICENSES, LLC
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE OF ATLANTA, LLC
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF CHARLOTTE, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF TEXAS II, LLC
ROA LICENSES, LLC
SATELLITE ONE, L.L.C.
By:
Name:
Title:
WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title:

EXHIBIT A
[Face of Note]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(H) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Regulation S Temporary Global Note Legend]

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

[Face of Note]

CUSIP:  [__________]

ISIN:  [_________]

12.5%/15.0% Senior Subordinated Notes due 2016

No. ________________                                                                                                                                                                                                            $ _____________

RADIO ONE, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on May 24, 2016.

Interest Payment Dates:  February 15, May 15, August 15 and November 15, beginning February 15, 2011

Record Dates:  February 1, May 1, August 1 and November 1

Dated:  _____________, ________

RADIO ONE, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title:
Dated: _____________, _______

[Back of Note]

12.5%/15.0% Senior Subordinated Notes due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  Radio One, Inc., a Delaware corporation (the “Issuer”) promises to pay interest on the principal amount of this Note on each Interest Payment Date (as defined below) until the principal hereof shall have become due and payable.  The Issuer shall pay interest on this Note from November 24, 2010 until maturity, or until this Note is no longer outstanding.  The Issuer shall pay interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided, however that the first Interest Payment Date shall be February 15, 2011.   Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.

Interest on this Note will be payable in cash or at the Issuer’s election (a “PIK Election”), partially in cash and partially in additional Notes issued in respect of interest payments (“PIK Notes”).  Interest will accrue at a rate of 12.5% per annum if the interest for such interest period is paid fully in cash.  In the event that the Issuer makes a PIK Election in accordance with the Indenture, cash interest will accrue and be paid for such interest period at a rate of 6.0% per annum and interest paid-in-kind through the issuance of PIK Notes (the “PIK Interest”) will accrue for such interest period at 9.0% per annum; provided that the Issuer may make a PIK Election only with respect to interest accruing up to but not including May 15, 2012, and with respect to interest accruing from and after May 15, 2012 such interest shall accrue at a rate per annum of 12.5% and shall be payable in cash.

The Issuer must elect the form of interest payment with respect to each interest period by delivering a written notice to the Trustee and the Holders prior to the beginning of such interest period.  In the absence of such an election for any interest period, interest on the Notes shall be payable according to the election for the previous interest period; provided that interest accruing from and after May 15, 2012 shall accrue at a rate of 12.5% per annum and shall be payable in cash.

Special Interest may accrue on this Note as liquidated damages in certain circumstances pursuant to Section 2 of the Registration Rights Agreement and will be payable only in cash.  During any period in which a payment default or an Event of Default under Section 6.01(i) of the Indenture has occurred and is continuing, interest on all principal and overdue interest will accrue at a rate that is 2.0% higher than the cash interest rate on this Note in each interest period for which no PIK Election has been made and a rate that is 2.0% higher than the total cash interest rate and PIK Interest rate on the Notes in each interest period for which a PIK Election has been made (such increased interest, the “Default Interest”) and shall be payable in cash.  All references to “interest” include any additional interest that may be payable on this Note, including, but not limited to, any Default Interest and Special Interest payable pursuant to the Registration Rights Agreement.  Interest on this Note will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment.  The Issuer will pay interest on this Note and Special Interest, if any, to the Person who is the Holder of this Note at the close of business on the February 1, May 1, August 1 and November 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaults on a payment of interest on the Notes.  If a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all principal, cash interest and premium, if any, on that Holder’s Notes in accordance with those instructions.  All other cash payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make cash interest payments by check mailed to the Holders at their address set forth in the register of Holders.  The Issuer will make all principal, premium and cash interest payments on each Note in global form registered in the name of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global Note.  Such cash payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and cash interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

On each Interest Payment Date for which the Issuer has made a PIK Election, the Issuer shall request the Trustee to, and the Trustee shall upon the Issuer’s request, authenticate and deliver PIK Notes for original issuance to the Holders of the Notes on the relevant record date, in an aggregate principal amount necessary to pay the PIK Interest. With respect to PIK Notes represented by one or more Global Notes registered in the name of DTC or its nominee on the relevant record date, the principal amount of such PIK Notes shall be increased by an amount equal to the amount of PIK Interest for the applicable interest period.  Other than as provided in the preceding sentence, any PIK Note so issued will be dated as of the applicable Interest Payment Date, will bear interest from and after such date and will be issued with the designation “PIK” on the face thereof.  Notwithstanding anything to the contrary in the Indenture or this Note, the Issuer may not issue PIK Notes in lieu of paying interest in cash if such interest is Default Interest or Special Interest or is interest payable with respect to any principal that is due and payable, whether at Stated Maturity, upon redemption, repurchase or otherwise.

(3) Paying Agent and Registrar.  Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Issuer or any of its domestic Subsidiaries may act as Paying Agent.

(4) Indenture.  The Issuer issued the Notes under an Indenture, dated as of November 24, 2010 (the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 12.5%/15.0% Senior Subordinated Notes due 2016.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb, the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Optional Redemption.

(a) The Issuer may redeem all or a part of the Notes at any time or from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, if any, to the applicable redemption date, if redeemed during the periods indicated below:

Redemption Period	Percentage
Issue Date through and including May 31, 2011	108%
June 1, 2011 through and including December 31, 2011	106%
January 1, 2012 through and including December 31, 2012	103%
January 1, 2013 through and including December 31, 2013	101.5%
January 1, 2014 and thereafter	100%

(b) Except as provided above, the Notes will not be redeemable at the Issuer’s option prior to their final maturity.

(c) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (ii) if the relevant Notes are not listed on any national securities exchange, on a pro rata basis.

(6) Mandatory Redemption.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Repurchase at Option of Holder.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to purchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer.  In the Change of Control Offer, the Issuer will offer a payment in cash in an amount equal to the percentage of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date, shown below for the period in which the Change of Control Purchase Date occurs:

Repurchase Period	Percentage
Issue Date through and including May 31, 2011	108%
June 1, 2011 through and including December 31, 2011	106%
January 1, 2012 through and including December 31, 2012	103%
January 1, 2013 through and including December 31, 2013	101.5%
January 1, 2014 and thereafter	100%

(b) The Change of Control Offer shall be made in accordance with Section 4.16 of the Indenture.

(c) Under certain circumstances described in the Indenture, the Issuer will be required to apply the proceeds of Asset Sales to the repayment of the Notes.  The offer shall be made in accordance with Section 4.15 of the Indenture.

(8) Notice of Redemption.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date  to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 of the Indenture. On and after the relevant redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof, subject to the issuance of PIK Notes in respect of PIK Interest payments, which may be issued in integral multiples of $1.00.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

(10) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes.

(13) Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Special Interest.

(15) CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee shall use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW.  THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, Maryland 20706

Attention:  Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

☐ Section 4.15	☐ Section 4.16

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________

Date:  ____________

Your Signature: _______________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ___________

Signature Guarantee*:  _________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES, INCREASES OR DECREASES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, or increases or decreases have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, Maryland 20706

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1605
Attention: Patrick Healy

Re:           12.5%/15.0% Senior Subordinated Notes due 2016

Reference is hereby made to the Indenture, dated as of November 24, 2010 (the “Indenture”), between Radio One, Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust Company, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[________] in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.        ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.         o Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.          o   Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)             osuch Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)             o such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c)             o such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)            o such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             o Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)             o   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)            o   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)            o Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           o   a beneficial interest in the:

(i)            o 144A Global Note (CUSIP ___________), or

(ii)            o Regulation S Global Note (CUSIP ___________), or

(iii)           o  IAI Global Note (CUSIP ___________), or

(b)            o a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)            o a beneficial interest in the :

(i)             o 144A Global (CUSIP ___________), or

(ii)           o  Regulation S Global (CUSIP ___________), or

(iii)           o  IAI Note (CUSIP ___________), or

(iv)            o  Unrestricted Global Note (CUSIP ___________), or

(b)            o a Restricted Definitive Note.

(c)            o  an Unrestricted Definitive Note.

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, Maryland 20706

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1605
Attention: Patrick Healy

Re:           12.5%/15.0% Senior Subordinated Notes due 2016

 (CUSIP [●])

Reference is hereby made to the Indenture, dated as of November 24, 2010 (the “Indenture”), between Radio One, Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust Company, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                      in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           o Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)            o Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           o Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)            o Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)            o Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            o Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)            o   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           o  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [     ] 144A Global Note, or [     ] Regulation S Global Note, or [     ] IAI Global Note the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Radio One, Inc.
5900 Princess Garden Parkway, 7th Floor
Lanham, Maryland 20706

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1605
Attention: Patrick Healy

Re:           12.5%/15.0% Senior Subordinated Notes due 2016

Reference is hereby made to the Indenture, dated as of November 24, 2010 (the “Indenture”), between Radio One, Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wilmington Trust Company, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                      aggregate principal amount of:

(a) oa beneficial interest in a Global Note, or

(b) o a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of November 24, 2010 (the “Indenture”), among Radio One, Inc., as issuer, the Guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.  The obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees and the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[Insert Name of Guarantor]
By:
Name:
Title:
Dated:

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _________________, among _________________ (the “Guaranteeing Subsidiary”), a subsidiary of Radio One, Inc., a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 24, 2010 providing for the issuance of 12.5%/15.0% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3) Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 11 of the Indenture.

(4) Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

(6) Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Effect of the Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

(9) Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(10) Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:  ______________, ______

RADIO ONE, INC.
By:
Name:
Title:
GUARANTORS:
BELL BROADCASTING COMPANY
BLUE CHIP BROADCASTING LICENSES, LTD.
BLUE CHIP BROADCASTING, LTD.
CHARLOTTE BROADCASTING, LLC
COMMUNITY CONNECT INC.
COMMUNITY CONNECT, LLC
DISTRIBUTION ONE, LLC
HAWES-SAUNDERS BROADCAST PROPERTIES, INC.
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE CABLE HOLDINGS, INC.
RADIO ONE DISTRIBUTION HOLDINGS, LLC
RADIO ONE LICENSES, LLC
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE OF ATLANTA, LLC
RADIO ONE OF BOSTON LICENSES, LLC
RADIO ONE OF BOSTON, INC.
RADIO ONE OF CHARLOTTE, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF NORTH CAROLINA, LLC
RADIO ONE OF TEXAS II, LLC
ROA LICENSES, LLC
SATELLITE ONE, L.L.C.

By:
Name:
Title:

[NEW GUARANTOR]
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title: